IONICS

November 19, 2003 Webcast

Safe Harbor Statement Under Private Securities Litigation Reform Act of 1995

Certain of the matters I will discuss today, and certain information in the slides that follow, will consist of forward-looking statements, including without limitation expectations concerning funding and total cost of the Ecolochem transaction, the contribution to be made by Ecolochem to Ionics's future revenues and earnings, future financial performance of the Ecolochem business, the benefits of the acquisition to Ionics and its shareholders, post-combination management positions, future operating and marketing plans, goals, and initiatives of the combined businesses, future market trends, the ability of the combined entities to take advantage of and benefit from such trends, and the market presence of Ionics and its expected growth. Listeners are cautioned that forward-looking statements are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risk factors are discussed in the press release issued earlier today by Ionics concerning the Ecolochem transaction, and in Ionics' most recent annual report on SEC Form 10-K for the fiscal year ended December 31, 2002.

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Proxy Solicitation Statement

Ionics will file a proxy statement and other related documents with the SEC regarding the issuance of Ionics common stock in connection with the proposed acquisition of the Ecolochem companies, which will be a topic of this presentation, and other matters. Investors are encouraged to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement will be sent to Ionics stockholders seeking their approval of this stock issuance, among other matters. Investors and security holders may obtain a copy of the proxy statement, when it is available, and any other relevant documents filed by Ionics with the SEC, at no charge at the SEC's website at www.sec.gov, and at the Investor Information page of Ionics' website, www.ionics.com. Copies of the proxy statement and other documents filed by Ionics with the SEC may also be obtained free of cost by directing your request to the Investor Relations department of Ionics, Incorporated, 65 Grove Street, Watertown, Massachusetts 02472, telephone number 617-926-2500.

Proxy Solicitation Statement

Ionics and its directors, executive officers, and certain of its employees may be deemed to be participants in the solicitation of proxies of Ionics stockholders. These individuals may have an interest in the Ecolochem acquisition, the related issuance of common stock, or both, including as a result of holding options or shares of Ionics common stock. A list of the names, affiliations, and interests of the participants in the solicitation will be contained in the proxy statement relating to these transactions that will be filed with the SEC.

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A Compelling Strategic Combination

Ionics Today

- Leading integrated manufacturer of membranes and systems
- Leading operator of water desalination facilities
- Portfolio of build-own-operate facilities
- Key provider of ultrapure water systems for microelectronics industry
- Large and growing presence in water reuse markets

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A Compelling Strategic Combination

Ionics Today

- Leading integrated manufacturer of membranes and systems
- Leading operator of water desalination facilities
- Portfolio of build-own-operate facilities
- Key provider of ultrapure water systems for microelectronics industry
- Large and growing presence in water reuse markets

+

Acquisition of Ecolochem

- Leading provider of emergency and mobile water treatment services
- Adds recurring service-based revenue stream
- Adds complementary portfolio of build-own-operate facilities

Ecolochem Overview

Core Business

- Mobile and emergency water treatment



Services Provided

- Emergency service
  - Rapid response
  - Short-term
- Supplemental service
  - Planned usage
  - Medium-term
- Build-own-operate (B-O-O)
  - Long-term



Ownership

- Privately-held company in operation for over 30 years

FY03 Financials(1)

- Approximately $109mm Revenue
- Approximately $40mm adjusted EBITDA
- Approximately $28mm adjusted EBIT

(1) Ecolochem FY ended September 30, 2003. Adjusted to exclude approximately $2.3mm in non-recurring charges and approximately $13.0mm of non-recurring other income.

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Transaction Overview

Transaction	• Ionics to acquire 100% of Ecolochem stock
Purchase Price	• $338mm (based on 30-day average closing stock price ended 11/17) – 4.91mm shares of Ionics stock – $200mm cash
Purchase Multiples	• 8.4x adjusted EBITDA(1) • 12.0x adjusted EBIT (1)
Financing	• Commitment in place for new credit facilities(2)

(1) Financials for Ecolochem FY ended September 30, 2003. Adjusted to exclude approximately $2.3mm in non-recurring charges and approximately $1.3mm of non-recurring other income.

(2) Subject to customary conditions.

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Transaction Overview (continued)

Pro Forma Ownership

- Ecolochem shareholders will initially own up to approximately 21.7% of Ionics post transaction

Management

- Lyman B. Dickerson, President of Ecolochem, to become Vice President of Ionics' Water Systems Division

Board of Directors

- Up to 2 additional directors, one of whom will be Lyman B. Dickerson

Transaction Rationale

- Reinforces strategic focus on water services with predictable recurring revenue
- Sales and operating synergies
  - End markets
  - Geographies
  - Technology
- Expected to be accretive to shareholders

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Complementary Customer Base

Ecolochem	Ionics
TVA	MOTOROLA
DUPONT	Corona Extra
ExxonMobil	Resorts and Municipalities

Complementary Geographies


Ionics
Ecolochem
Both

Technology Synergies

Ionics membrane technology…





…can be used in Ecolochem's service offerings



Additional Benefits

- Enhanced fiscal planning
  - Option to pursue 338(h)(10) election
  - Estimated cost: $15 million
  - Estimated present value of tax savings: $50 million

Additional Benefits

- Enhanced fiscal planning
  - Option to pursue 338(h)(10) election
  - Estimated cost: $15 million
  - Estimated present value of tax savings: $50 million
- Opportunity for general and administrative savings
  - Benefits
  - Insurance

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Combined Financial Overview

2002 Revenue



Ecolochem
24%
Ionics
76%

2002 EBITDA



Ecolochem
62%
Ionics
38%

Note: Ecolochem fiscal year ended 9/30/02. Ionics fiscal year ended 12/31/02.

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Anticipated Transaction Sources and Uses ($mm)

Sources

Cash on Hand	$55
Revolving Credit Facility[1]	0
Term Loan B	175
Ionics Stock	138
Total Sources	**$368**

Uses

Refinance Portion of Existing Debt	$2
Acquire Ecolochem	338
Estimated 338(h)(10)	15
Estimated Fees and Expenses	13
Total Uses	**$368**

[1] None anticipated to be drawn at closing. $75 million facility, of which $50 million is available for letters of credit.

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Pro Forma Balance Sheet

Combined Companies Selected 9/30/03 Pro Forma Balance Sheet Items ($mm)	
Cash	$75
Existing Debt	12
New Debt	175
Total Debt	$187
Net Debt	$112

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Anticipated Income Statement Impact ($mm)

	Ionics 2004 Forecast
Revenue	$350
Gross profit	105
EBIT	16
EPS – before restructuring charge	$0.60

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Anticipated Income Statement Impact ($mm)

	Ionics 2004 Forecast	Anticipated Following Acquisition [(1)]
Revenue	$350	$460
Gross profit	105	147
EBIT	16	36[(2)]
EPS – before restructuring charge	$0.60	$0.74[(2)]

(1) Assumes company is combined for all of 2004.

(2) Includes $6 million in intangible asset amortization.

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Anticipated Income Statement Impact ($mm)

	Ionics 2004 Forecast	Anticipated Following Acquisition [1]
Revenue	$350	$460
Gross profit	105	147
EBIT	16	36[2]
EPS – before restructuring charge	$0.60	$0.74[2]
EPS – before restructuring charge and transaction amortization	**$0.60**	**$0.91**

(1) Assumes company is combined for all of 2004.

(2) Includes $6 million in intangible asset amortization.

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Anticipated Income Statement Impact ($mm)

	Ionics 2004 Forecast	Anticipated Following Acquisition (1)
Revenue	$350	$460
Gross profit	105	147
EBIT	16	36(2)
EPS – before restructuring charge	$0.60	$0.74(2)
EPS – before restructuring charge and transaction amortization	$0.60	$0.91
EPS - reported	**$0.40**	**$0.59**

(1) Assumes company is combined for all of 2004.

(2) Includes $6 million in intangible asset amortization.

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Anticipated Timing

Financing commitments	Completed
File preliminary proxy statement with SEC	November / December
Complete HSR / other regulatory processes	December / January
Ionics stockholders' meeting to vote on transaction	February
Close transaction	February

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Ecolochem Overview

Ecolochem's Water Treatment Services


ECOLOCHEM
LONG VEHICLE
LONG VEHICLE

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Technologies Employed

- Ion exchange using central regeneration facilities
- Reverse osmosis + ion exchange
- Reverse osmosis + electrodeionization (EDI)
- Gas transfer membranes

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Ecolochem History

- 1970 Ecolochem's predecessor services US Navy with demineralized water
- 1976 Opened St. Louis, MO
- 1980 Opened Norfolk, VA and Houston, TX
- 1984 Emergency reverse osmosis service introduced
- 1986 Opened Fontana, CA
- 1990 First long-term B-O-O installation
- 1991 Opened East Hartford, CT
- 1992 Opened UK
- 1993 Opened Miami, FL
- 1999 Opened St. Peter's, MO replacing St. Louis, MO
- 2000 Opened Baytown, TX replacing Houston, TX

1970 1975 1980 1985 1990 1995 2000

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Ecolochem History


1970
Ecolochem's predecessor services US Navy with demineralized water
1976
Opened St. Louis, MO
1984
Emergency reverse osmosis service introduced
1990
First long-term B-O-O installation
1992
Opened UK
2000
Opened Baytown, TX replacing Houston, TX
1970
1975
1980
1985
1990
1995
2000
1980
Opened Norfolk, VA and Houston, TX
1986
Opened Fontana, CA
1991
Opened East Hartford, CT
1993
Opened Miami, FL
1999
Opened St. Peter's, MO replacing St. Louis, MO

Ecolochem History

1970
Ecolochem's predecessor services US Navy with demineralized water

1976
Opened St. Louis, MO

1980
Opened Norfolk, VA and Houston, TX

1984
Emergency reverse osmosis service introduced

1986
Opened Fontana, CA

1990
First long-term B-O-O installation

1991
Opened East Hartford, CT

1992
Opened UK

1993
Opened Miami, FL

1999
Opened St. Peter's, MO replacing St. Louis, MO

2000
Opened Baytown, TX replacing Houston, TX

1970 1975 1980 1985 1990 1995 2000

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Ecolochem History


1970
Ecolochem's predecessor services US Navy with demineralized water
1976
Opened St. Louis, MO
1984
Emergency reverse osmosis service introduced
1990
First long-term B-O-O installation
1992
Opened UK
2000
Opened Baytown, TX replacing Houston, TX
1970
1975
1980
1985
1990
1995
2000
1980
Opened Norfolk, VA and Houston, TX
1986
Opened Fontana, CA
1991
Opened East Hartford, CT
1993
Opened Miami, FL
1999
Opened St. Peter's, MO replacing St. Louis, MO

Ecolochem History


1970
Ecolochem's predecessor services US Navy with demineralized water
1976
Opened St. Louis, MO
1980
Opened Norfolk, VA and Houston, TX
1984
Emergency reverse osmosis service introduced
1986
Opened Fontana, CA
1990
First long-term B-O-O installation
1991
Opened East Hartford, CT
1992
Opened UK
1993
Opened Miami, FL
1999
Opened St. Peter's, MO replacing St. Louis, MO
2000
Opened Baytown, TX replacing Houston, TX
1970
1975
1980
1985
1990
1995
2000

Ecolochem History


1970
Ecolochem's predecessor services US Navy with demineralized water
1976
Opened St. Louis, MO
1984
Emergency reverse osmosis service introduced
1990
First long-term B-O-O installation
1992
Opened UK
2000
Opened Baytown, TX replacing Houston, TX
1970
1975
1980
1985
1990
1995
2000
1980
Opened Norfolk, VA and Houston, TX
1986
Opened Fontana, CA
1991
Opened East Hartford, CT
1993
Opened Miami, FL
1999
Opened St. Peter's, MO replacing St. Louis, MO

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Ecolochem History


1970
Ecolochem's predecessor services US Navy with demineralized water
1976
Opened St. Louis, MO
1984
Emergency reverse osmosis service introduced
1990
First long-term B-O-O installation
1992
Opened UK
2000
Opened Baytown, TX replacing Houston, TX
1970
1975
1980
1985
1990
1995
2000
1980
Opened Norfolk, VA and Houston, TX
1986
Opened Fontana, CA
1991
Opened East Hartford, CT
1993
Opened Miami, FL
1999
Opened St. Peter's, MO replacing St. Louis, MO

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Ecolochem History

- 1970 — Ecolochem's predecessor services US Navy with demineralized water
- 1976 — Opened St. Louis, MO
- 1980 — Opened Norfolk, VA and Houston, TX
- 1984 — Emergency reverse osmosis service introduced
- 1986 — Opened Fontana, CA
- 1990 — First long-term B-O-O installation
- 1991 — Opened East Hartford, CT
- 1992 — Opened UK
- 1993 — Opened Miami, FL
- 1999 — Opened St. Peter's, MO replacing St. Louis, MO
- 2000 — Opened Baytown, TX replacing Houston, TX

1970 1975 1980 1985 1990 1995 2000

Ecolochem History


1970
Ecolochem's predecessor services US Navy with demineralized water
1976
Opened St. Louis, MO
1980
Opened Norfolk, VA and Houston, TX
1984
Emergency reverse osmosis service introduced
1986
Opened Fontana, CA
1990
First long-term B-O-O installation
1991
Opened East Hartford, CT
1992
Opened UK
1993
Opened Miami, FL
1999
Opened St. Peter's, MO replacing St. Louis, MO
2000
Opened Baytown, TX replacing Houston, TX
1970
1975
1980
1985
1990
1995
2000

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Ecolochem History


1970
Ecolochem's predecessor services US Navy with demineralized water
1976
Opened St. Louis, MO
1984
Emergency reverse osmosis service introduced
1990
First long-term B-O-O installation
1992
Opened UK
2000
Opened Baytown, TX replacing Houston, TX
1970
1975
1980
1985
1990
1995
2000
1980
Opened Norfolk, VA and Houston, TX
1986
Opened Fontana, CA
1991
Opened East Hartford, CT
1993
Opened Miami, FL
1999
Opened St. Peter's, MO replacing St. Louis, MO

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Ecolochem's Experienced Management Team

Name	Title	Yrs. with Company	Yrs. in Industry
Lyman B. ("Skip") Dickerson	President	32	32
J. Roger Taylor	V.P. and COO	16	26
Mary Landon	CFO	20	20
Kenneth Schmidt	Managing Director, Director Ecolochem Intl	14	14
Douglas Schmitt	V.P., Director of Sales & Marketing	14	18
William Miller	V.P. Senior Advisor	21	38
Gary Swager	V.P. Human Resources	19	19
Patricia Bradt	V.P. Logistics	38	38
Total	**Top 8 Managers**	**174**	**205**

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Ecolochem's Regeneration Facilities


England
MO
CT
CA
VA
TX
FL

Emergency Services

- Short-term / temporary need
  - Periods of high demand for treated water
  - Problems with existing water treatment equipment
  - Deterioration of raw water supply
- "24 - 7" dispatch center
- Rapid response:
  - two hours for water treatment unit departure
  - ISO 9000

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Supplemental Services

- Medium-term / planned usage
  - New power plant commissioning
  - Scheduled water plant outages, inspections or repairs
  - Planned periods of peak production
  - Boiler maintenance

- Some customers outsource 100% of their water treatment needs
  - Merchant power producers
  - Peaking power plants

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Build-Own-Operate Services

- Long-term contracts
- Provides customers' base-load water treatment needs
- Water facility can be mobile or permanently installed



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Ecolochem's Competitive Advantages

- Reputation for providing timely, high-quality water treatment services for 30 years
- Ecolochem advantages:
  - 24 hour service and support
  - Broad geographic coverage
  - Broad array of mobile technologies
  - One of world's largest mobile fleets
- Experienced technical organization
  - Over 150 Field Service Representatives

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Ecolochem Financial Summary


Revenue
$105
$107
$109
FY2001
FY2002
FY2003

Ecolochem fiscal years ending Sept 30

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Ecolochem Financial Summary

EBIT


$27
$29
$28
26%
27%
26%
FY2001
FY2002
FY2003

EBITDA


$38
$40
$40
36%
38%
37%
FY2001
FY2002
FY2003

Note: 2001 and 2002 excluding approximately -$0.8 mm and $2.2mm total non-recurring items, respectively. 2003 results exclude approximately $2.3 million non-recurring charges and approximately $13 million of non-recurring other income.

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Ecolochem Historical Revenue ($mm)



$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
1974
1975
1976
1977
1978
1979
1980
1981
1982
1983
1984
1985
1986
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003

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Acquisition Supports Ionics Strategy

Ionics Business Today

Ionics

Total Revenues
$350 Million

- Equipment Sales $175 — 50%
- Plant Operations $110 — 31%
- Consumer Water $30 — 9%
- Instruments $35 — 10%





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Combined Business

Ionics

Total Revenues $350 Million

Segment	Revenue	Share
Equipment Sales	$175	50%
Plant Operations	$110	31%
Consumer Water	$30	9%
Instruments	$35	10%

Ionics and Ecolochem

Total Revenues $460 Million

Segment	Revenue	Share
Equipment Sales	$175	38%
Plant Operations	$220	48%
Consumer Water	$30	7%
Instruments	$35	8%

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Ecolochem Increases Recurring Revenue


100%
50%
0%
Ionics
Ecolochem
Pro Forma Company
Estimated Recurring Revenue
Estimated Non-Recurring Revenue

Note: Based on 2003E revenue.

Transaction Rationale

- Reinforces strategic focus on water services with recurring revenue
- Sales and operating synergies
  - End markets
  - Geographies
  - Technology
- Expected to be accretive to shareholders

IONICS